                                                            EXHIBIT 99.(d)(1)(c)




                         MANUFACTURERS INVESTMENT TRUST
              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

         AMENDMENT made this ____ day of ______, 2001, to the Amended and Restated Advisory Agreement dated January 1, 1996, as amended, and between Manufacturers Investment Trust, a Massachusetts business trust (the "Trust") and Manufacturers Securities Services, LLC, a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       CHANGE IN APPENDIX A

         Appendix A to this Agreement is revised to reflect the appointment and compensation of MSS as investment adviser for the additional portfolios as set forth in Appendix A to this Amendment Trust (collectively, the "Portfolios").

2.       CHANGE IN APPENDIX B

         Appendix B to this Agreement is revised to include the Portfolios as set forth in Appendix B to this Amendment.

3.       EFFECTIVE DATE

                  This Amendment shall become effective with respect to each Portfolio on the later of: (i) the date of its execution, and (ii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.

MANUFACTURERS INVESTMENT TRUST

By:  ____________________________________


MANUFACTURERS SECURITIES SERVICES, LLC

By:  The Manufacturers Life Insurance Company of North America, its managing member



By:  ____________________________________
      James R. Boyle, President



By:  ____________________________________
      James D. Gallagher, Vice President,
      Secretary and General Counsel

                                   APPENDIX A

1.       Global Equity Trust: 0.900% of the current net assets of the Portfolio.

2. Blue Chip Growth Trust: 0.875% of the current net assets of the Portfolio.

3.       Mid Cap Blend Trust: 0.850% of the current net assets of the Portfolio.

4.       Equity-Income Trust: 0.875% of the current net assets of the Portfolio.

5. Growth & Income Trust: 0.750% of the current net assets of the Portfolio.

6. Strategic Bond Trust: 0.775% of the current net assets of the Portfolio.

7.       Global Bond Trust: 0.800% of the current net assets of the Portfolio.

8. Investment Quality Bond Trust: 0.650% of the current net assets of the Portfolio.

9. U.S. Government Securities Trust: 0.650% of the current net assets of the Portfolio.

10.      Money Market Trust: 0.500% of the current net assets of the Portfolio.

11. Large Cap Growth Trust: 0.875% of the current net assets of the Portfolio.

12. Income & Value Trust: 0.800% of the current net assets of the Portfolio.

13. Diversified Bond Trust: 0.750% of the current net assets of the Portfolio.

14.      Overseas Trust: 0.950% of the current net assets of the Portfolio.

15. Mid Cap Growth Trust: 0.950% of the current net assets of the Portfolio.

16. International Small Cap Trust: 1.100% of the current net assets of the Portfolio.

17.      Growth Trust: 0.850% of the current net assets of the Portfolio.

18.      Value Trust: 0.800% of the current net assets of the Portfolio.

19.      High Yield Trust: 0.775% of the current net assets of the Portfolio.

20. International Stock Trust: 1.050% of the current net assets of the Portfolio.

21. Science & Technology Trust: 1.100% of the current net assets of the Portfolio.

22. Emerging Small Company Trust: 1.050% of the current net assets of the Portfolio.

23. Aggressive Growth Trust: 1.000% of the current net assets of the Portfolio.

24. Pacific Rim Emerging Markets Trust: 0.850% of the current net assets of the Portfolio.

25.      Equity Index Trust: 0.250% of the current net assets of the Portfolio.

26. Quantitative Equity Trust: 0.700% of the current net assets of the Portfolio.

27.      Small Cap Value Trust: 1.050% of the current assets of the Portfolio.

28. Small Company Blend Trust: 1.050% of the current net assets of the Portfolio.

29. U.S. Large Cap Value Trust: 0.875% of the current net assets of the Portfolio.

30.      Total Return Trust: 0.775% of the current net assets of the Portfolio.

31. International Value Trust: 1.000% of the current net assets of the Portfolio.

32.      Mid Cap Stock Trust: 0.925% of the current net assets of the Portfolio.

33. Lifestyle Conservative 280 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

34. Lifestyle Moderate 460 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

35. Lifestyle Balanced 640 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

36. Lifestyle Growth 820 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

37. Lifestyle Aggressive 1000 Trust: 0.075% of the first $100 million of current net assets of the Portfolio and .05% of the excess over $100 million.

38. Internet Technologies Trust: 1.150% of the current net assets of the Portfolio.

39. Dynamic Growth Trust: 1.000% of the current net assets of the Portfolio.

40. Tactical Allocation Trust: 0.900% of the current net assets of the Portfolio.

41. International Index Trust: 0.550% of the current net assets of the Portfolio.

42. Small Cap Index Trust: 0.525% of the current net assets of the Portfolio.

43.      Mid Cap Index Trust: 0.525% of the current net assets of the Portfolio.

44. Total Stock Market Index Trust: 0.525% of the current net assets of the Portfolio.

45.      500 Index Trust: 0.525% of the current net assets of the Portfolio.

46. Capital Appreciation Trust: 0.900% of the first $300 million of current net assets of the Portfolio and .85% of the excess over $300 million.

                                                            BETWEEN        BETWEEN
                                                          $50 MILLION   $200 MILLION
                                             FIRST           AND            AND         EXCESS OVER
         PORTFOLIO                        $50 MILLION    $200 MILLION   $500 MILLION   $500 MILLION
47.      Mid Cap Value Trust ........         .950%          .950%           .90%          .875%
48.      Quantitative Mid Cap Trust .         .800%          .800%          .700%          .700%
49.      Balanced Trust .............         .750%          .700%          .650%          .650%
50.      All Cap Value Trust ........         .950%          .950%          .950%          .900%
51.      Real Estate Securities Trust         .800%          .800%          .750%          .750%


                                                            BETWEEN        BETWEEN
                                                          $50 MILLION   $250 MILLION
                                             FIRST           AND            AND         EXCESS OVER
         PORTFOLIO                        $50 MILLION    $250 MILLION   $500 MILLION   $500 MILLION
52.      Mid Cap Growth Trust ......          1.00%          .975%          .950%          .925%
53.      Telecommunications Trust ..          1.10%         1.075%         1.025%          .950%
54.      Mid Cap Opportunities Trust          1.00%         1.000%          .950%          .950%
55.      Financial Services Trust ..          .950%          .900%          .900%          .850%
56.      Fundamental Value Trust ...          .950%          .900%          .900%          .850%
57.      Health Sciences Trust .....         1.100%         1.100%         1.100%         1.050%

                                                          BETWEEN       BETWEEN       BETWEEN
                                                        $300 MILLION  $600 MILLION  $900 MILLION
                                             FIRST          AND           AND           AND       EXCESS OVER
         PORTFOLIO                       $300 MILLION   $600 MILLION  $900 MILLION  $1.5 BILLION  $15 BILLION
58.      Capital Opportunities Trust         .900%         .875%         .850%         .825%         0.75%
59.      Strategic Growth Trust ....         .900%         .875%         .850%         .825%         0.75%
60.      Utilities Trust ...........         .900%         .875%         .850%         .825%         0.75%

61. Small-Mid Cap Growth Trust: _____% of the current net assets of the Portfolio.

62.      Small-Mid Cap Trust: _____% of the current net assets of the Portfolio.

63. International Equity Select Trust: _____% of the current net assets of the Portfolio.

64.      Select Growth Trust: _____% of the current net assets of the Portfolio.

65. Global Equity Select Trust: _____% of the current net assets of the Portfolio.

66.      Core Value Trust: _____% of the current net assets of the Portfolio.

67. High Grade Bond Trust: _____% of the current net assets of the Portfolio.




         The Percentage Fee for each Portfolio shall be paid daily to the Adviser. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

                                   APPENDIX B

         The Expense Limit for each Portfolio for the purposes of paragraph 2.d.i (B) shall be .50% for each Portfolio except the following:


         Portfolio                                                       Percent
         ---------                                                       -------
         Global Equity Trust                                               .75%

         Global Bond Trust                                                 .75%
         (formerly, the Global Government Bond Trust)

         Overseas Trust                                                    .75%
         (formerly, the International Growth and Income Trust)

         International Small Cap Trust                                     .75%

         International Stock Trust                                         .75%

         Pacific Rim Emerging Markets Trust                                .75%

         International Value Trust                                         .75%

         Equity Index Trust                                                .15%

         International Index Trust                                        .050%

         Small Cap Index Trust                                            .075%

         Mid Cap Index Trust                                              .075%

         Total Stock Market Index Trust                                   .075%

         500 Index Trust                                                  .050%

         Lifestyle Conservative 280 Trust                                    *

         Lifestyle Moderate 460 Trust                                        *

         Lifestyle Balanced 640 Trust                                        *

         Lifestyle Growth 820 Trust                                          *

         Lifestyle Aggressive 1000 Trust                                     *


   *If total expenses of a Lifestyle Trust ( absent reimbursement) exceed 0.075%, the Adviser will reduce the advisory fee or reimburse expenses of that Lifestyle Trust by an amount such that total expenses of the Lifestyle Trust, equal 0.075%. If the total expenses of a Lifestyle Trust (absent reimbursement) are equal to or less then 0.075%, then no expenses will be reimbursed by the Adviser. (For purposes of the expense reimbursement total expenses of a Lifestyle Trust includes the advisory fee but excludes (a) the expenses of the Underlying Portfolios, (b) taxes, (c) portfolio brokerage,
   (d) interest, (e) litigation and (f) indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.)